SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022 (May 18, 2022)

MICT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2022, MICT, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) because it has not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Q1 Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the SEC.

Under the Nasdaq Listing Rules, the Company has until June 20, 2022 to file the Q1 Form 10-Q with the SEC or submit a plan to regain compliance with the Nasdaq Listing Rules. The Notice has no immediate impact on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”), or until October 12, 2022, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq. If the Company fails to timely regain compliance with the Nasdaq Listing Rules, the common stock of the Company will be subject to delisting on the Nasdaq Capital Market.

In the event the Company is unable to file the 2021 Form 10-K and the Q1 Form 10-Q by June 20, 2022, the Company plans to submit a plan of compliance to Nasdaq and seek additional time to retain compliance.

The delay in filing the 2022 First Quarter Form 10-Q is due to the strict COVID-19 lockdown restrictions imposed by the national Chinese Government and local provincial governments in three of China’s provinces. These restrictions have prevented the Company’s employees and the employees of the Company’s auditors from accessing the insurance offices in those provinces which has prevented the completion of the audit. During the past four weeks, the Company and its auditors have made significant progress in overcoming these challenges and completing the audit, however certain work currently remains outstanding. Based upon the current status of the audit work and access to information for the relevant insurance offices, the Company is confident that the audit will be completed within the coming weeks by the June 20, 2022 deadline prescribed by Nasdaq.

The Company issued a press release on May 24, 2022 regarding these matters. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

d)      Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release of MICT, Inc. dated May 24, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: May 24, 2022	By:	/s/ Darren Mercer
		Name:	Darren Mercer
		Title:	Chief Executive Officer

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